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                                                                    EXHIBIT 99.2

                            FORM OF SELLING SHAREHOLDER
                          REGISTRATION RIGHTS AGREEMENT


       THIS SELLING SHAREHOLDER REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of ______________, 2001, by and between Inverness Medical Technology, Inc., a Delaware corporation (the "Parent"), and each of the parties signatory from time to time hereto.

                                    RECITALS


       WHEREAS, pursuant to an Agreement and Plan of Merger dated as of February 15, 2001 among the Parent, LXN Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent and LXN Corporation, a Delaware corporation ("LXN") (the "Merger Agreement"), the shareholders of LXN named on the signature page hereto (the "Selling Shareholders") have received shares of common stock of the Parent, par value $.01 per share (the "Parent Common Stock").

       WHEREAS, each Selling Shareholder has taken all necessary action to cause such shares of Parent Common Stock to qualify as Qualified Shares (as such term is defined in Section 7.18(g) of the Merger Agreement), including without limitation, the delivery of a release of claims as set forth in Section 7.18(g) of the Merger Agreement.

       NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Merger Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. REGISTRATION RIGHTS.

            (a) SHELF REGISTRATION. After the Closing Date (as defined in the Merger Agreement), subject to the terms and conditions of this Agreement and
Section 7.18 of the Merger Agreement, Parent shall use commercially reasonable efforts to qualify and remain qualified to register for resale the Qualified Shares on behalf of the Selling Shareholders on a registration statement on Form S-3 (or any successor form) under the Securities Act (the "Registration Statement"). Parent shall use commercially reasonable efforts to cause the Registration Statement to be filed with the SEC as soon as reasonably practicable after the Closing Date, but in any event within thirty (30) days after the Closing Date, and to cause the Registration Statement to be declared effective as soon as reasonably practicable after the filing thereof.

            (b) POSTPONEMENT OF EFFECTIVENESS. Upon receipt of any notice (a "Suspension Notice") from Parent of the happening of any event which makes any statement made or incorporated in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus (or the


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information incorporated therein) so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, each holder of Qualified Shares registered under such Registration Statement shall forthwith discontinue disposition of Qualified Shares pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the "Advice") by Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. In the event that Parent shall give any Suspension Notice, Parent shall use commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice and end the suspension period as promptly as practicable. Notwithstanding the foregoing, in no event shall the aggregate number of days in which a Suspension Notice or Suspension Notices are in effect exceed an aggregate of thirty (30) days in any six (6) month period. Notwithstanding anything to the contrary provided herein, Parent shall not have any obligation to maintain the Registration Statement or keep it effective to permit the resale of any Qualified Shares on a delayed or continuous basis pursuant to Rule 415 of the Securities Act from and after such time as all of the Qualified Shares may be sold by the holders thereof pursuant to Rule 144 of the Securities Act. No Merger Shares other than Qualified Shares will be registered for resale pursuant to this Agreement or Section 7.18 of the Merger Agreement, unless Parent so elects in its sole discretion.

       The Parent may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Parent such information regarding the distribution of such Registrable Securities as the Parent may, from time to time, reasonably request in writing and the Parent may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

       Each Selling Shareholder will be deemed to have agreed by virtue of its execution and delivery of this Agreement and its acquisition of Registrable Securities that, upon receipt of any notice from the Parent of a Suspension Notice as set forth in Section 1(b) such Selling Shareholder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such Selling Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 1(b) hereof, or until it receives advice that the use of the prospectus may be resumed and such Selling Shareholder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. Further, each Selling Shareholder acknowledges and agrees that its receipt of a Suspension Notice may constitute material, non-public information under federal and/or applicable state securities laws.

       2. INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE PARENT. Parent agrees to indemnify and hold harmless each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of the Securities Act (a "Selling Shareholder Affiliate"), from and against any losses, claims, damages or liabilities to which such Selling Shareholder or Selling Shareholder Affiliate may become subject (under the Securities Act or otherwise) insofar

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as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by Parent to fulfill any undertaking included in the Registration Statement (each, a "Violation"), and Parent will pay, as incurred, any reasonable legal or other expenses reasonably incurred by any person entitled to be indemnified pursuant to this Section 2(a) in connection with investigating, defending or preparing to defend any action, proceeding or claim relating to such Violation; provided, however, that the indemnity contained in this Section 2(a) shall not apply to any amounts paid by, or on behalf of, a Selling Shareholder or a Selling Shareholder Affiliate in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable to a Selling Shareholder or a Selling Shareholder Affiliate in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration Statement by such Selling Shareholder.

            (b) INDEMNIFICATION BY SELLING SHAREHOLDERS. Each Selling Shareholder agrees to indemnify and hold harmless Parent (and each person, if any, who controls Parent within the meaning of the Securities Act, each officer of Parent who signs the Registration Statement and each director of Parent) and any underwriter, any other stockholder selling shares of Parent Common Stock in such Registration Statement and any controlling person of any such underwriter or other stockholder, from and against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Violation, in each case to the extent that such Violation occurs in reliance upon and conformity with written information furnished by such Selling Shareholder expressly for use in connection with such Registration Statement, and each Selling Shareholder will pay, as incurred, any reasonable legal or other expenses reasonably incurred by any person entitled to be indemnified pursuant to this Section 2(b) in connection with investigating, defending or preparing to defend any action, proceeding or claim relating to such Violation; provided, however, that the indemnity contained in this Section 2(b) shall not apply to any amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Selling Shareholder (which consent shall not be unreasonably withheld); and provided further that, in no event shall any indemnity under this Subsection 2(b) exceed the net proceeds from the sale of shares of Parent Common Stock sold under such Registration Statement received by such Selling Shareholder, except in the case of willful fraud by such Selling Shareholder.

            (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any person shall become entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced


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materially by such failure. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 2, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

            (d) CONTRIBUTION. If the indemnification provided for in this
Section 2 from the indemnifying person is held by a court of competent jurisdiction to be unavailable to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2(d), an indemnifying party that is a Selling Shareholder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       The indemnity, contribution and expense reimbursement obligations of the Parent hereunder will be in addition to any liability the Parent may otherwise have hereunder or otherwise. The provisions of this Section 2 will survive so long as Registrable Securities remain outstanding, notwithstanding any permitted transfer of the Registrable Securities by any Selling Shareholder thereof or any termination of this Agreement.

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       3. MISCELLANEOUS.

            (a) AMENDMENTS AND WAIVERS. With respect to each Selling Shareholder, the provisions of this Agreement may not be amended, modified, supplemented or waived without the prior written consent of the Parent and such Selling Shareholder.

            (b) NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Parent at the following address and to a Selling Shareholder at the address set forth beneath such Selling Shareholder's name on the signature pages hereto (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

         If to the Parent:     Inverness Medical Technology, Inc.
                               200 Prospect Street
                               Waltham, MA 02453
                               Attn: Chief Executive Officer
                               Facsimile: (781) 647-3939

         With a copy to:       Goodwin Procter  LLP
                               Exchange Place
                               Boston, MA 02109
                               Attn:  Stephen W. Carr, P.C. and
                                      Scott F. Duggan, Esq.
                               Facsimile: (617) 523-1231

            (c) SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the successors and assigns of the Parent. This Agreement may not be assigned by any Selling Shareholder, except to a constituent partner or shareholder of such Selling Shareholder which is an accredited investor, unless the proposed transferee or assignee of such Selling Shareholder (a "Selling Shareholder Transferee") agrees in a writing reasonably acceptable to the Parent to be bound by the terms of this Agreement and such proposed transfer or assignment is in compliance with applicable law. Except as otherwise expressly permitted herein, any attempted assignment hereof by any Selling Shareholder will be void and of no effect and shall terminate all obligations of the Parent with respect to such Selling Shareholder. Notwithstanding the foregoing, each of the indemnified parties shall be entitled to enforce the covenants set forth in Section 2 hereof.

            (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.


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            (e) HEADINGS. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

            (f) GOVERNING LAW. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, as applied to contracts made and performed within the State of Delaware, without regard to principles of conflict of laws.

            (g) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

            (h) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter.

            (i) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

            (j) INCORPORATION OF MERGER AGREEMENT. Section 7.13 of the Merger Agreement, a copy of which Section is attached as Exhibit A hereto, is hereby incorporated herein by reference and acknowledged by each Selling Shareholder.

            (k) NOTIFICATION REGARDING QUALIFIED SHARES. Each Selling Shareholder hereby agrees to provide Parent with written notice when all Qualified Shares held by such Selling Shareholder have been sold, transferred or otherwise disposed of by such Selling Shareholder prior to including any such Selling Shareholder's Qualified Shares in the Registration Statement.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   INVERNESS MEDICAL TECHNOLOGY, INC.


                                   By:
                                      -----------------------------------------
                                   Name:  Kenneth D. Legg, Ph.D.
                                   Title: Secretary and Executive Vice President



                             [PARENT SIGNATURE PAGE]
                  [SELLING SHAREHOLDER SIGNATURE PAGES FOLLOW]


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                       SELLING SHAREHOLDER SIGNATURE PAGES
                             TO SELLING SHAREHOLDER
                          REGISTRATION RIGHTS AGREEMENT


Name of Selling Shareholder:
                             ---------------------------------------------------

Address for Notice:
                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    Facsimile:
                              --------------------------------------------------

Number of Qualified Shares:
                           -----------------------------------------------------



Signature:
          ----------------------------------------------------------------------

Title or Capacity (if any):
                           -----------------------------------------------------







                      [SELLING SHAREHOLDER SIGNATURE PAGES]



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                                                                     EXHIBIT A

                              INCORPORATED SECTION


       Defined terms used in this Exhibit A shall have the meaning ascribed thereto in the Merger Agreement.

       7.13 RESTRICTED SECURITIES.

            (a) The Merger Shares and any shares of capital stock or other securities received with respect thereto (collectively, the "RESTRICTED SECURITIES") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "TRANSFER") except upon the conditions specified in this Section 7.13, which conditions are intended to insure compliance with the provisions of the Securities Act.

            (b) Each certificate representing Restricted Securities issued to a holder of such certificate and each certificate for such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 7.13 OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 16, 2001 AMONG INVERNESS MEDICAL TECHNOLOGY, INC., LXN ACQUISITION CORP. AND LXN CORPORATION."

            (c) Prior to any Transfer of Restricted Securities, the holder thereof shall give written notice to the Parent of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 7.13. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if not being made pursuant to an effective registration statement under the Securities Act, shall be accompanied by the written opinion, addressed to the Parent, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Parent) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue sky" laws of any relevant state of the United States. The holder thereof shall thereupon, with the written consent


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of the Parent, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to the Parent. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 7.13(b) unless (x) in the opinion of counsel of Parent registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) the Parent shall have waived the requirement of such legends. No holder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by the Parent).

       Notwithstanding the foregoing provisions of this Section 7.13, the restrictions imposed by this Section 7.13 upon the transferability of Restricted Securities shall not apply during any period when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 7.13(c) and, pursuant to Section 7.13(c), the securities so transferred are not required to bear the legend set forth in Section 7.13(c) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to Rule 144 of the Securities Act. Whenever the restrictions imposed by this Section 7.13 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Parent, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.13(b) and not containing any other reference to the restrictions imposed by this Section 7.13. The Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by a holder but not as to certificates for such shares of Parent Common Stock as to which the legend set forth in paragraph (b) of this Section 7.13 is no longer required because one or more of the conditions set forth in Section 7.13(d) shall have been satisfied.



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